Exhibit 10.1
SECOND AMENDED & RESTATED EMPLOYMENT AGREEMENT

This Second Amended & Restated Employment Agreement (this “Agreement”) is entered into as of December 12, 2011, (the “Effective Date”), by and between The Shaw Group Inc., a Louisiana corporation (collectively with its affiliates and subsidiaries hereinafter referred to as “Company”), and J.M. Bernhard, Jr. (“Employee”).  The Company and Employee may hereinafter be referred to, individually, as a “Party” and, collectively, as the “Parties”.

WHEREAS, the Company and Employee are parties to that certain Amended & Restated Employment Agreement dated as of December 31, 2008 (as further amended on July 7, 2010) (the “First Amended and Restated Agreement”); and

WHEREAS, the Company and Employee desire to amend certain provisions of the First Amended and Restated Agreement and to restate the agreement in its entirety.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.           Employment.  The Company continues to employ Employee, and Employee hereby agrees to continued employment by the Company, on the terms and conditions set forth in this Agreement.

Exhibit 10.1

2.           Term of Employment.  Subject to the provisions for earlier termination provided in Section 7 of this Agreement, the term of this Agreement (the “Term”) shall be three (3) years, commencing on the Effective Date, and shall be automatically renewed on each day following the Effective Date so that on any given day the unexpired portion of the Term shall be three (3) years.

3.           Employee’s Duties.

(a)           During the Term, Employee shall serve as the Chairman of the Board of Directors, President & Chief Executive Officer of the Company, with such duties and responsibilities as may from time to time be assigned to him by the Board of Directors of the Company (the “Board”), provided that such duties are consistent with the customary duties of such position.

(b)           Employee agrees to devote a substantial amount of his attention and time during normal business hours to the business and affairs of the Company and to use reasonable best efforts to perform faithfully and efficiently his duties and responsibilities.  Employee shall not be prohibited from making financial investments in any other company or business or from serving on the board of directors of any other company, so long as such does not interfere with Employee’s fiduciary duties to the Company.  Employee shall at all times observe and comply with all lawful directions and instructions of the Board.

(c)           Employee’s place of business shall be at the Company’s principal executive offices in Baton Rouge, Louisiana.

4.           Compensation.

(a)           Base Compensation.  For services rendered by Employee under this Agreement, the Company shall pay to Employee a base salary (such base salary, as in effect from time to time, the “Base Compensation”) as set by the Board, payable in accordance with the Company’s customary pay periods and subject to required withholdings.  Employee’s Base Compensation shall be reviewed by the Board on an annual basis as of the close of each fiscal year of the Company and may be increased as the Board may deem appropriate.  In the event the Board deems it appropriate to increase Employee’s Base Compensation, that increased amount shall thereafter be the Base Compensation for the purposes of this Agreement.  Employee’s Base Compensation, as increased from time to time, may not thereafter be decreased unless agreed to by Employee in writing.

(b)           Bonus.  Nothing contained herein shall prevent the Board from paying additional compensation to Employee in the form of bonuses or otherwise during the Term.  Employee shall be entitled to participate in and receive bonus awards under any bonus program established by the Company for its management or key personnel.  In the absence of or in addition to such a program, Employee shall be entitled to receive such bonus, if any, as may be determined from time to time by the Board in its discretionary and sole judgment based on merit and the Company’s performance.

Exhibit 10.1

(c)           Long Term Incentives. Nothing contained herein shall prevent the Board from paying additional compensation to Employee in the form of options, restricted shares or units or other similar awards (“Long Term Incentives”) under any Company plan during the Term.  Employee shall be entitled to participate in and receive Long Term Incentives under any program established by the Company for its management or key personnel.

5.           Additional Benefits.  In addition to the compensation provided for in Section 4 herein, Employee shall be entitled to the following:

(a)           Expenses.  The Company shall, in accordance with any rules and policies that it may establish from time to time for executive officers, reimburse Employee for business expenses reasonably incurred in the performance of his duties.  The Company shall also reimburse Employee for membership and initiation fees for clubs the Board deems reasonable in order for Employee to carry out the duties set forth herein and, at the Board’s discretion, provide Employee a mid-size jet aircraft (which shall mean a jet aircraft comparable to or better than the jet aircraft currently being used by Employee as of the Effective Date) for his personal use and benefit.  Requests for reimbursement for all business expenses must be accompanied by appropriate documentation.

(b)           Automobile Allowance. The Company shall provide Employee, for his business and private use, with an automobile suitable to Employee’s position.  In addition, the Company shall either directly pay or reimburse Employee for all costs of operating and maintaining such automobile, including insurance thereon in accordance with Company policies.

(c)           Vacation.  Employee shall be entitled to a reasonable period of vacation per year at his discretion, but not less than 5 weeks, without any loss of compensation or benefits.  Employee shall be entitled to carry forward any unused vacation time.

(d)           General Benefits.  Employee and Employee’s spouse and dependents shall be entitled to participate in the various employee benefit plans or programs provided to employees (and their families) of the Company in general, including, but not limited to, health, dental, disability, accident and life insurance plans and 401(k) plans, subject to the eligibility requirements with respect to each of such benefit plans or programs, and such other benefits or perquisites as may be approved by the Board during the Term.  Nothing in this Section 5(d) shall be deemed to prohibit the Company from making any changes in any of the plans, programs or benefits described in this Section 5(d), provided the change similarly affects all executive officers (and their families) of the Company that are similarly situated.

6.           Confidentiality; Nonsolicitation and Noncompete.

(a)           Employee hereby acknowledges that the Company possesses certain Confidential Information (defined below) that is peculiar to the businesses in which the Company is or may be engaged.  Employee hereby affirms that such Confidential Information is the exclusive property of the Company and that the Company has proprietary interests in such Confidential Information.  For the purposes of this Agreement, the term “Confidential Information” shall mean any and all information of any nature and in any form about the Company that at the time or times concerned is not generally known to any individual or entity (“Person”) (other than the Company) that is engaged in a business similar to that conducted or contemplated by the Company (other than by the act or acts of an employee not authorized by the Company to disclose such information), which may include, without limitation, the Company’s existing and contemplated products and services; the Company’s purchasing, accounting, marketing and merchandising methods or practices; the Company’s development data, theories of application and/or methodologies; the Company’s customer/client contact and/or supplier information files; the Company’s existing and contemplated policies and/or business strategies; any and all samples and/or materials submitted to Employee by the Company; and any and all directly and indirectly related records, documents, specifications, data and other information with respect thereto.  Employee further acknowledges by signing this Agreement that the Company has expended much time, cost and difficulty in developing and maintaining the Company’s customers.  For avoidance of doubt, the Parties acknowledge that the term “Confidential Information” shall not include any and all information published by the Company in its press releases or securities filings.

Exhibit 10.1

(b)           Employee shall (i) use the Confidential Information solely for the purpose of performing Employee’s duties on behalf of the Company and for no other purpose whatsoever, (ii) not, directly or indirectly, at any time during or after Employee’s employment by the Company, disclose Confidential Information to any other Person (except to the Company’s officers in connection with Employee’s duties on behalf of the Company or unless otherwise required by court order, subpoena or other government or legal process) or use or otherwise exploit Confidential Information to the detriment of the Company, and (iii) not lecture on or publish articles with respect to Confidential Information without prior written approval of the Chief Operating Officer of the Company.  In the event of a breach or threatened breach of the provisions of this Section 6(b), the Company shall be entitled, in addition to any other remedies available to the Company, to an injunction restraining Employee from disclosing such Confidential Information.

(c)           Upon termination of employment of Employee for whatever reason, Employee or Employee’s personal representative shall surrender to the Company any and all documents, manuals, correspondence, reports, records and similar items then or thereafter coming into the possession of Employee that contain any Confidential Information; provided, however, that (i) the Company will provide Employee reasonable access to such Confidential Information to the extent required or reasonably requested by Employee in connection with the defense of any cause of action, dispute, proceeding or investigation made or initiated against Employee by any Person related to the employment of Employee by the Company or the performance by Employee of his duties in the course of such employment and (ii) Employee may retain a copy of any agreement between Employee and the Company.

(d)           Employee agrees that, as part of the consideration for this Agreement and as an integral part hereof, Employee has executed and delivered, and the Parties agree to be bound by, the Nonsolicitation and Noncompete Agreement attached hereto as Exhibit A, as well as any subsequent addenda thereto agreed to in writing by Employee.

7.           Termination.

(a)           This Agreement may be terminated prior to the expiration of its Term only under the terms and conditions set forth below:

(i)           Resignation (other than for Good Reason).  Employee may resign his position at any time, including by reason of retirement, by providing written notice of resignation to the Company.  In the event of such resignation, except in the case of resignation for Good Reason (as defined below), this Agreement shall terminate on the Date of Termination (defined in Section 7(c) below), and Employee shall not be entitled to further compensation pursuant to Section 4 and 5 of this Agreement other than the payment of any Base Compensation and any amounts and benefits under Section 5, including but not limited to unused vacation and unreimbursed business and automobile expenses (such amounts and benefits being collectively referred to herein as “General Benefits”) in each case accrued and unpaid as of the Date of Termination.

Exhibit 10.1

(ii)           Death.  If Employee’s employment is terminated due to his death, the Company shall pay to Employee’s surviving spouse or estate (in accordance with applicable law), subject to required withholdings, not later than 30 days after Employee’s death, (A) any Base Compensation and General Benefits accrued and unpaid as of the date of Employee’s death, (B) a lump sum amount, in cash, equal to one year of Employee’s Base Compensation, (C) to the extent that, but for his death, Employee would have otherwise been entitled to a bonus under any bonus plan then maintained by the Company, or to the extent that other officers or Company executives are awarded bonuses or otherwise in the discretion of the Board, a lump sum amount, in cash, equal to a pro rata bonus for the year of his death, and (D) a lump sum amount, in cash, equal to the cost for Employee’s spouse and dependents to obtain, for the period commencing on the Date of Termination and ending on the date that is 30 months following the Date of Termination, health and dental insurance benefits covering Employee’s spouse and dependents that are substantially similar to those that Employee’s spouse and dependents were receiving immediately prior to the Date of Termination.  Notwithstanding any provision to the contrary in the plan(s) governing such Long Term Incentives, Employee shall also be considered as immediately and totally vested in any and all Long Term Incentives previously granted to Employee by Company prior to the Date of Termination that have not previously vested in full.  After all payments, benefits and vesting of Long Term Incentives specified under this Section 7(a)(ii) have been paid or performed, this Agreement shall terminate, and the Company shall have no obligations to Employee or his legal representatives with respect to Section 4 and 5 of this Agreement.

(iii)           Discharge.
(A)           The Company may terminate Employee’s employment for any reason at any time upon written notice thereof delivered to Employee in accordance with Section 7(b).

(B)           In the event that Employee’s employment is terminated during the Term by the Company for any reason other than his Misconduct or Disability (both as defined below), the following shall occur:

(I)           the Company shall pay to Employee, subject to required withholdings, not later than 15 days after the Date of Termination:

(x)           any Base Compensation and General Benefits accrued and unpaid as of the Date of Termination;

Exhibit 10.1

(y)           a lump sum amount, in cash, equal to the product of (1) the sum of (a) Employee’s Base Compensation as in effect immediately prior to the Date of Termination, plus (b) Employee’s highest bonus paid by the Company with respect to the three fiscal years immediately preceding the fiscal year that includes the Date of Termination, multiplied by (2) 3.0; and

 (z)           a lump sum amount, in cash, equal to the cost for Employee to obtain, for the three year period commencing on the Date of Termination, disability, accident, dental and health insurance benefits covering Employee (and, as applicable, Employee’s spouse and dependents) and other benefits provided to Employee that, in each case, are substantially similar to those that Employee (and/or Employee’s spouse and dependents) were receiving immediately prior to the Date of Termination; and

(II) notwithstanding any provision to the contrary in the plan(s) governing such Long Term Incentives, Employee shall be considered as immediately and totally vested in any and all Long Term Incentives previously granted to Employee by the Company prior to the Date of Termination.

(C)           Notwithstanding anything to the contrary in this Agreement, in the event Employee is terminated because of Misconduct, the Company shall have no obligations pursuant to Section 4 and 5 of this Agreement after the Date of Termination other than the payment of any Base Compensation and General Benefits accrued and unpaid through the Date of Termination.  As used herein, “Misconduct” means:

(I)           the continued failure by Employee to substantially perform his duties with the Company (other than any such failure resulting from Employee’s incapacity due to a Disability or any such actual or anticipated failure after the issuance of a Notice of Termination by Employee for Good Reason), after a written demand for substantial performance is delivered to Employee by the Board, which demand specifically identifies the manner in which the Board believes that Employee has not substantially performed his duties and allows such 30 days for Employee to effect any potential cure,

(II)           the engaging by Employee in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise (other than such conduct resulting from Employee’s incapacity due to physical or mental illness and other than any such actual or anticipated conduct after the issuance of a Notice of Termination by Employee for Good Reason), or

Exhibit 10.1

(III)           Employee’s conviction for the commission of a felony.

A finding of Misconduct shall only be made by unanimous approval, excluding Employee, of a resolution by the Board after a meeting called for such purpose upon thirty (30) days’ notice to Employee, and at which Employee is entitled to appear with counsel and be heard.

(D)           Disability. If Employee shall have been absent from the full-time performance of Employee’s duties with the Company for 180 consecutive calendar days as a result of Employee’s incapacity due to a Disability, Employee’s employment may be terminated by the Company. For the purposes of this Agreement, a “Disability” shall exist if:

(I)           Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be reasonably expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

(II)           Employee is, by reason of any medically determinable physical or mental impairment that can be reasonably expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

If Employee is terminated pursuant to this Section 7(a)(iii)(D), Employee shall not be entitled to further compensation pursuant to Section 4 and 5 of this Agreement, except that:

(x)           the Company shall (1) for the 12-month period beginning with the Date of Termination, pay to Employee monthly the amount by which Employee’s monthly Base Compensation as in effect immediately prior to the Date of Termination exceeds the monthly benefit received by Employee pursuant to any disability insurance maintained by the Company and covering Employee; (2) not later than 15 days after the Date of Termination, pay to Employee (a) any Base Compensation and General Benefits accrued and unpaid as of the Date of Termination, and (b) a lump sum amount, in cash, equal to the cost for Employee to obtain, for the period commencing on the Date of Termination and ending on the date that is 30 months following the Date of Termination, health and dental insurance benefits covering Employee and Employee’s spouse and dependents that are substantially similar to those that Employee (and Employee’s spouse and dependents) were receiving immediately prior to the Date of Termination; and (3) to the extent that, but for his Disability, Employee would have otherwise been entitled to a bonus under any bonus plan then maintained by the Company, or to the extent that other officers or Company executives are awarded bonuses, the Company shall, not later than the earlier of (a) the date on which the Company awards such bonuses and (b) February 28th of the calendar year following the year in which the Date of Termination occurs, pay to Employee a pro rata bonus for the year in which the Company terminates Employee’s employment pursuant to this Section 7(a)(iii)(D);

(y)           notwithstanding any provision to the contrary in the plan(s) governing such Long Term Incentives, Employee shall become immediately and totally vested in any and all Long Term Incentives granted to Employee by Company prior to the Date of Termination that have not previously vested in full; and

(z)           the Company shall assign to Employee, at no cost and with no apportionment of any prepaid premiums, all assignable insurance policies benefiting Employee.

Exhibit 10.1

(iv)           Resignation for Good Reason.  Employee shall be entitled to terminate his employment for Good Reason (as defined herein).  If Employee terminates his employment for Good Reason, he shall be entitled to the compensation and benefits provided in Section 7(a)(iii)(B) and the other provisions of this Agreement.  For the purposes of this Agreement, the term “Good Reason” shall mean the occurrence of any of the following circumstances without Employee’s express written consent:

(A)           any material diminution of Employee’s duties or responsibilities (other than in connection with the termination of Employee for Misconduct or Disability in accordance with the terms of this Agreement);

(B)           any material diminution of Employee’s Base Compensation;

(C)           the relocation of the Company’s principal executive offices outside Baton Rouge, Louisiana or requiring Employee to be based other than at such principal executive offices; or

(D)            any other material breach by the Company of its obligations under this Agreement;

provided, however, Employee shall provide written notice (a “Good Reason Notice”) to the Company of the circumstances constituting Good Reason no more than 90 days after the occurrence of such circumstances, and the Company shall have 30 days after receipt of the Good Reason Notice to resolve and remedy such circumstances.  If the Company resolves and remedies such circumstances, then Employee’s employment shall not be subject to the Good Reason provisions of this Agreement as to such occurrence.

(v)           Resignation for Corporate Change.  Employee shall be entitled to terminate Employee’s employment for a Corporate Change (as defined herein), but only if Employee gives notice of Employee’s intent to terminate employment within 90 days following the effective date of such Corporate Change (provided that, notwithstanding the foregoing, the Notice of Termination may not be given later than February 13th of the year following the year in which the Corporate Change occurs).  If Employee terminates employment for a Corporate Change, Employee shall be entitled to the compensation and benefits provided in Section 7(a)(iii)(B) and the other provisions of this Agreement.  For the purposes of this Agreement, the term “Corporate Change” means a “change in ownership,” a “change in effective control,” or a “change in the ownership of substantial assets” of the Company.

(A)           A “change in ownership” of the Company occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company.  However, if any one person, or more than one person acting as a group, is considered to own more than 50% percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in ownership of the Company (or to cause a change in the effective control of the Company (within the meaning of Section 7(v)(B)).

(B)           Notwithstanding that the Company has not undergone a change in ownership under Section 7(v)(A), a “change in effective control” of the Company occurs on the date that a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.  For purposes of this Section 7(v)(B), the term “Company” refers solely to the relevant corporation identified in the opening paragraph of this Agreement, for which no other corporation is a majority shareholder.

Exhibit 10.1

(C)           A “change in the ownership of substantial assets” of the Company occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 75% percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(b)           Notice of Termination.  Any purported termination of Employee’s employment by the Company under Section 7(a)(iii), or by Employee under Sections 7(a)(i), (iv) or (v), shall be communicated by written Notice of Termination to the other Party hereto in accordance with Section 11.  For the purposes of this Agreement, a “Notice of Termination” shall mean a notice that (i) in the case of a termination by the Company, shall set forth in reasonable detail the reason for such termination of Employee’s employment and the Date of Termination, or (ii) in the case of a resignation by Employee, shall specify in reasonable detail the basis for such resignation and the Date of Termination.  A Notice of Termination given by Employee pursuant to Section 7(a)(iv) shall take precedence and be effective even if given after the receipt by Employee of notice that the Board has set a meeting to consider terminating Employee for Misconduct.  A Notice of Termination given by Employee pursuant to Section 7(a)(iv) shall be considered effective only after 30 days have elapsed since Employee delivered the applicable Good Reason Notice and the Company has failed to resolve and remedy the circumstances constituting Good Reason during such 30-day period.  Any purported termination for which a Notice of Termination is required that does not materially comply with this Section 7(b) shall not be effective.

(c)           Date of Termination, Etc.  Except as otherwise provided in Section 13, the “Date of Termination” shall mean the date specified in the Notice of Termination, provided that the Date of Termination shall be at least 15 calendar days, but not more than 45 calendar days, following the date the Notice of Termination is given.  In the event Employee is terminated for Misconduct, the Company may refuse to allow Employee access to the Company’s offices (other than to allow Employee to collect his personal belongings under the Company’s supervision) prior to the Date of Termination.  Employee shall not be expected to provide further services after the Date of Termination.  Notwithstanding anything herein to the contrary, in the case of a termination of this Agreement pursuant to Section 7(a)(ii), the Date of Termination shall be the date of death.

(d)           Mitigation.  Employee shall not be required to mitigate the amount of any payment or other benefits provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by Employee as a result of employment by another employer, except that any severance amounts payable to Employee pursuant to the Company’s severance plan or policy for employees in general shall reduce the amount otherwise payable pursuant to Section 7(a)(iii)(B).

(e)           Certain Tax Matters.

(i)           Notwithstanding any other provision of this Agreement to the contrary, if any portion of the payments or benefits provided to or for the benefit of Employee under this Agreement or which Employee otherwise receives or is entitled to receive from the Company or any successor would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), or any interest, penalties or additions to tax with respect to such excise tax (such excise tax, together with any interest, penalties or additions to tax with respect to such excise tax, is herein collectively referred to as the "Excise Tax"), all such payments and benefits being collectively referred to herein as the "Total Payments", then, except as otherwise provided in Section 7(e)(ii), the Total Payments shall be reduced (but not below zero) or eliminated (as further provided for in Section 7(e)(iii)) to the extent the Independent Tax Advisor (as hereinafter defined) shall reasonably determine is necessary so that no portion of the Total Payments shall be subject to the Excise Tax.

(ii)           Notwithstanding the provisions of Section 7(e)(i), if the Independent Tax Advisor reasonably determines that Employee would receive, in the aggregate, a greater amount of the Total Payments on an after-tax basis (after including and taking into account all applicable federal, state, and local income, employment and other applicable taxes and the Excise Tax) if the Total Payments were not reduced or eliminated pursuant to Section 7(e)(i), then no such reduction or elimination shall be made notwithstanding that all or any portion of the Total Payments may be subject to the Excise Tax.

Exhibit 10.1

(iii)           For purposes of determining which of Section 7(e)(i) and Section 7(e)(ii) shall be given effect, the determination of which of the Total Payments shall be reduced or eliminated to avoid the Excise Tax shall be made by the Independent Tax Advisor, provided that the Independent Tax Advisor shall reduce or eliminate, as the case may be, the Total Payments in the following order (and within the category described in each of the following Sections 7(e)(iii)(A) through 7(e)(iii)(E), in reverse order beginning with the Total Payments which are to be paid farthest in time except as otherwise provided in Section 7(e)(iii)(D)):

(A)           by first reducing or eliminating the portion of the Total Payments otherwise due and which are not payable in cash (other than that portion of the Total Payments subject to Sections 7(e)(iii)(D) and 7(e)(iii)(E));

(B)           then by reducing or eliminating the portion of the Total Payments otherwise due and which are payable in cash (other than that portion of the Total Payments subject to Sections 7(e)(iii)(C) and 7(e)(iii)(D));

(C)           then by reducing or eliminating the portion of the Total Payments otherwise due to or for the benefit of Employee pursuant to the terms of this Agreement and which are payable in cash;

(D)           then by reducing or eliminating the portion of the Total Payments otherwise due that represent equity-based compensation, such reduction or elimination to be made in reverse chronological order with the most recent equity-based compensation awards reduced first; and

(E)           then by reducing or eliminating the portion of the Total Payments otherwise due to or for the benefit of Employee pursuant to the terms of this Agreement and which are not payable in cash.

(iv)           The Independent Tax Advisor shall provide its determinations, together with detailed supporting calculations and documentation, to the Company and Employee for their review no later than ten (10) days after the Date of Termination.  The determinations of the Independent Tax Advisor under this Section 7(e) shall, after due consideration of the Company’s and Employee’s comments with respect to such determinations and the interpretation and application of this Section 7(e), be final and binding on all parties hereto absent manifest error.  The Company and Employee shall furnish to the Independent Tax Advisor such information and documents as the Independent Tax Advisor may reasonably request in order to make the determinations required under this Section 7(e).

(v)           For purposes of this Section 7(e), “Independent Tax Advisor” shall mean a lawyer with a nationally recognized law firm, a certified public accountant with a nationally recognized accounting firm, or a compensation consultant with a nationally recognized actuarial and benefits consulting firm, in each case with expertise in the area of executive compensation tax law, who shall be selected by the Company and shall be acceptable to Employee (Employee’s acceptance not to be unreasonably withheld), and all of whose fees and disbursements shall be paid by the Company.

Exhibit 10.1

8.           Other Consideration.

(a)           In consideration for the undertakings in this Agreement, Employee shall also receive:

(i)           Supplemental Executive Retirement Benefit Plan (“SERP”). Upon Employee’s termination of employment for whatever reason, including without limitation under Sections 7(a)(i), 7(a)(ii), 7(a)(iii)(B), 7(a)(iii)(C), 7(a)(iii)(D), 7(a)(iv), or 7(a)(v), Employee shall receive, as a supplemental executive retirement plan benefit, the sum of fifteen million dollars ($15,000,000.00) plus interest accrued thereon from the dates of deposit on September 21, 2001 ($5,000,000.00), April 10, 2002 ($5,000,000.00) and April 10, 2003 ($5,000,000.00), which amounts have been set aside in a grantor trust suitable to Employee which trust was created to maintain funds to provide this restated benefit and which meets the requirements of Rev. Proc. 92-64, 1992-2 C.B. 422.  The grantor trust shall invest the funds in an interest bearing account for the purposes of securing payment hereunder, it being understood that such amounts held in the trust shall remain subject to claims of the general creditors of the Company.  Subject to Section 16, such amount shall be paid not later than fifteen (15) days after Employee’s Date of Termination.
(ii)           Use of Aircraft.  Upon Employee’s termination of employment under Sections 7(a)(i), 7(a)(iii)(B), 7(a)(iii)(D), 7(a)(iv), or 7(a)(v), for ten years, commencing on the first day following the six month anniversary of the Date of Termination, the Company shall provide Employee for his private use in his sole discretion, the use of a mid-size jet aircraft (which shall mean a jet aircraft comparable to but not less than the jet aircraft most commonly used by Employee in the year prior to the Date of Termination) for 150 hours annually.

9.           Non-exclusivity of Rights.  Nothing in this Agreement shall prevent or limit Employee’s continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company and for which Employee may qualify, nor shall anything herein limit or otherwise adversely affect such rights as Employee may have under any Long Term Incentives granted by the Company.  Amounts which are vested benefits or which Employee is otherwise entitled to receive under any such plan or program or any contract or agreement with the Company at or subsequent to the Date of Termination shall be payable or otherwise provided in accordance with such plan, program, contract or agreement except as explicitly modified by this Agreement.

10.           Assignability.  The obligations of Employee hereunder are personal and may not be assigned or delegated by him or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer. The Company shall have the right to assign this Agreement and to delegate all rights, duties and obligations hereunder, either in whole or in part, to any parent, affiliate, successor or subsidiary of the Company, so long as the obligations of the Company under this Agreement remain the obligations of the Company.

11.           Notice.  For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered to Federal Express or similar courier, addressed (a) to the Company, at its principal office address, directed to the attention of the Board with a copy to the Corporate Secretary of the Company, and (b) to Employee, at Employee’s residence address on the records of the Company, or to such other address as either Party may have furnished to the other in writing in accordance herewith except that notice of change of address shall be effective only upon receipt.

12.           Validity.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

Exhibit 10.1

13.           Successors; Binding Agreement.

(a)           The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree in writing to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall constitute Good Reason under Section 7(a)(iv); provided, that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used herein, the term “Company” shall include any successor to its business and/or assets as aforesaid that executes and delivers the Agreement provided for in this Section 13 or that otherwise becomes bound by all terms and provisions of this Agreement by operation of law.

(b)           This Agreement and all rights of Employee hereunder shall inure to the benefit of and be enforceable by Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.  If Employee should die while any amounts would be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee’s devisee, legatee, or other designee or, if there be no such designee, to Employee’s estate.

14.           Indemnification: Liability Insurance.

(a)           The Company shall indemnify and hold Employee (or his legal representative) harmless to the full extent permitted by applicable law for all legal expenses and all liabilities, losses, judgments, fines, expenses, and amounts paid in settlement in connection with any proceeding involving him (including any action by or in the right of the Company) by reason of his being or having been a director, officer, employee, consultant, or agent of the Company or any of its subsidiaries, affiliates, or any other enterprise if he is serving or has served at the request of the Company.  In addition, the Company shall cause any such subsidiary, affiliate, or enterprise also to so indemnify and hold Employee harmless to the full extent permitted by applicable law.  The foregoing shall not be deemed to limit any rights of Employee pursuant to applicable indemnification provisions of the Company’s Articles of Incorporation or By-Laws or otherwise, and the Company agrees to amend such Articles of Incorporation and Bylaws to provide Employee indemnification consistent herewith.  The Company also agrees to amend its Articles of Incorporation to provide immunity to Employee to the full extent allowed by law.  In addition, the Company shall acquire and maintain with reputable insurance companies or associations acceptable to Employee, directors’ and officers’ liability insurance for the benefit of the directors and officers of the Company, including Employee, providing terms and coverage amounts of at least $75,000,000.  Such insurance shall remain in place, to the extent that the Company is able to purchase the same, as long as necessary under applicable statutes of limitations to cover all events occurring during the term of this Agreement regardless of when the claim is made.

(b)           In the event of any action, proceeding, or claim against Employee arising out of his serving or having served in a capacity specified above, the Company shall provide Employee with counsel, who may be counsel for the Company as well, as long as no conflict of interest exists between the Company and Employee and no ethical or professional responsibility rules prevent the same counsel from representing both Employee and the Company.  In the event of any such conflict of interest or other bar to Employee being represented by counsel for the Company, Employee may retain his own separate counsel (such choice of counsel may be made in his sole and absolute discretion), and the Company shall be obligated to advance to Employee (or pay directly to his counsel) reasonable counsel fees and other costs associated with Employee’s defense of such action, proceeding, or claim; provided, however, that in such event, Employee shall first agree in writing, without posting bond or collateral, to repay all sums paid or advanced to him pursuant to this provision in the event the final disposition of such action, proceeding, or claim is one for which Employee would not be entitled to indemnification.

Exhibit 10.1

15.           Miscellaneous.

(a)           Amendment and Waiver.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and such officer of the Company as may be specifically authorized by the Board. No waiver by either Party hereto at any time of any breach by the other Party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

(b)           Entire Agreement.  The Company and Employee have heretofore entered into the First Amended and Restated Agreement.  The First Amended and Restated Agreement shall continue in full force and effect until the Effective Date, after which it will be superseded by this Agreement; provided that nothing in this Agreement shall be deemed to discharge or otherwise prejudice Employee’s right to receive, or the Company’s obligation to pay or provide, any of the benefits accrued under the First Amended and Restatement Agreement as of the Effective Date.  Subject to the foregoing, this Agreement is an integration of the Parties’ agreement; no agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either Party, except those that are set forth expressly in this Agreement.

(c)           Governing Law. THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF LOUISIANA, except for Section 6, in which case the law of the jurisdiction in which the non-compete is sought to be enforced by the Company shall govern in the event such applicable law is more favorable to the Company.

16.           Code Section 409A. Payments pursuant to this Agreement are intended to comply with or be exempt from Section 409A of the Code (“Section 409A”) and accompanying regulations and other binding guidance promulgated thereunder, and the provisions of this Agreement will be administered, interpreted and construed accordingly.  This Agreement shall be interpreted to avoid any additional tax or premium interest applicable under Section 409A.  If any payment or benefit cannot be provided or made at the time specified herein without incurring any additional tax or premium interest applicable under Section 409A, then such benefit or payment shall be provided in full at the earliest time thereafter permitted under Section 409A when any such additional tax or premium interest applicable will not be imposed.   Accordingly, to the extent a payment hereunder is, or shall become, subject to the application of Section 409A, the following shall apply:

(a)           If, as of the date of Employee’s termination of employment, the Employee constitutes a “specified employee” as determined under Treasury Regulation Section 1.409A-1(i), then any payments or reimbursements the Employee would otherwise be entitled to during the first six (6) months following the Employee’s separation from service within the meaning of Section 409A(a)(2)(A)(i) shall be accumulated and paid in a lump sum on the earlier of (1) the first business day following the date that is six (6) months after the date of Employee’s termination of employment, (2) the Employee’s date of death or (3) such earlier date upon which such payment or benefit may be paid or provided under Section 409A without being subject to the additional tax or premium interest applicable under Section 409A.  In the case of any payments due under Section 7(a)(v) that must be delayed as provided under this Section, such payments shall be deposited upon consummation of the Corporate Change in the grantor trust established under Section 8(a)(i) and invested in a similar manner as other amounts held in such trust and paid in a lump sum (plus interest accrued thereon) at the earliest date as determined in the immediately preceding sentence, and any remaining payments due under the Agreement shall be paid as otherwise provided herein.   If Employee dies during such six (6) month period and prior to the payment of the portion that is required to be delayed under Section 409A, such amount shall be paid to the personal representative of Employee’s estate within thirty (30) days after Employee’s death.

(b)           With respect to any group health plan, for the period of time following the period of time during which Employee would be entitled (or would, but for this Agreement, be entitled) to continuation coverage under a group health plan of the Company under Section 4980B of the Code if Employee elected such coverage and paid the applicable premiums (generally, after 18 months), Employee (or Employee’s spouse or dependents, if applicable) shall pay the full cost of the benefits as determined under the then current practices of the Company on a monthly basis, provided, that the Company shall reimburse Employee  (or Employee’s spouse or dependents, if applicable) for such costs.  With respect to coverage other than group health plan coverage (e.g., life insurance coverage), for all period such coverage is to be provided, Employee (or Employee’s spouse or dependents, if applicable) shall pay the full cost of such coverage and the Company shall reimburse to Employee (or Employee’s spouse or dependents, if applicable) the amount of the cost of the coverage.  Any reimbursements by the Company required under this paragraph shall be made on a regular, periodic basis within thirty (30) days after such reimbursable amounts are incurred; provided that, before such reimbursement, Employee (or Employee’s spouse or dependents, if applicable) has submitted or the Company possesses the applicable and appropriate evidence of such expense(s).  Any reimbursements provided during one taxable year of Employee shall not affect the expenses eligible for reimbursement in any other taxable year of Employee (with the exception of applicable lifetime maximums applicable to medical expenses or medical benefits described in Section 105(b) of the Code).

Exhibit 10.1

(c)           Any reimbursements or in-kind benefits provided under this Agreement shall be made or provided at the times specified in this Agreement; provided, however, that (i) any reimbursement for expenses shall be made only for expenses incurred during the period of time specified in this Agreement, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year, (iii) the reimbursement of an eligible expense will be made within 30 days of the end of the month in which appropriate request for such reimbursement is made by Employee but no later than the last day of the calendar year following the year in which the expense is incurred, and (iv) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

(d)           To the extent compensation under the Agreement that is subject to Section 409A becomes subject to Federal Insurance Contributions Act (FICA) tax imposed under Section 3101, 3121(a), or 3121(v)(2) of the Code, a payment shall be paid to Employee to pay such taxes.  In addition, a payment shall be made to Employee to pay the income tax at source on wages imposed under Section 3401 of the Code or the corresponding withholding provisions of applicable state, local, or foreign tax laws as a result of the payment of the FICA amount, and to pay the additional income tax at source on wages attributable to the pyramiding Section 3401 wages and taxes.  The total payment under this provision shall be equal to but not greater than the aggregate of the FICA and the income tax withholding related to such FICA.

(e)           A payment shall be made to Employee at any time the Agreement fails to meet the requirements of Section 409A.  Such payment shall be equal to but not greater than the amount required to be included in income as a result of the failure to comply with the requirements of Section 409A.

(f)           If a payment or provision of any benefit hereunder is subject to additional taxation or premium interest under Section 409A, the Parties agree to cooperate to the fullest extent in pursuit of any available corrective relief, as provided under the terms of Internal Revenue Service Notices 2008-113, 2010-6, or 2010-80, or any corresponding subsequent guidance, from the Section 409A additional income tax and premium interest tax

17.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

18.           Arbitration.  Either Party may elect that any dispute or controversy arising under or in connection with this Agreement be settled by arbitration in Baton Rouge, Louisiana in accordance with the rules of the American Arbitration Association then in effect. If the Parties cannot mutually agree on an arbitrator, then the arbitration shall be conducted by a three arbitrator panel, with each Party selecting one arbitrator and the two arbitrators so selected selecting a third arbitrator.  The findings of the arbitrator(s) shall be final and binding, and judgment may be entered thereon in any court having jurisdiction. The findings of the arbitrator(s) shall not be subject to appeal to any court, except as otherwise provided by applicable law.  The arbitrator(s) may, in his or her (or their) own discretion, award legal fees and costs to the prevailing party.

19.           Expenses.  In order that the purpose of this Agreement not be frustrated, it is the intent of the Company that the Employee not be required to incur the expenses associated with enforcement of the Employee’s rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Employee hereunder, nor be bound to negotiate any settlement of the Employee’s rights hereunder under threat of incurring such expenses.  Accordingly, if following the Effective Date it should appear to the Employee that the Company has failed to comply with any of its obligations under this Agreement or, if at any time, in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from the Employee the benefits intended to be provided to the Employee hereunder, and that the Employee has complied with all of the Employee’s obligations under this Agreement, the Company irrevocably authorizes the Employee from time to time to retain counsel of the Employee’s choice at the expense of the Company to represent the Employee in connection with the initiation or defense of any contest, demand, litigation or other legal action (including any arbitration under Section 18), whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction.  Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel (other than a counsel acting on behalf of the Company in connection with this Agreement), the Company irrevocably consents to the Employee’s entering into an attorney-client relationship with such counsel, and in that connection the Company and the Employee agree that a confidential relationship shall exist between the Employee and such counsel.  The Company agrees to pay as incurred, to the full extent permitted by law, all costs and expenses which the Employee may reasonably incur as a result of any contest, demand, litigation or other legal action (including any arbitration under Section 18) (regardless of the outcome thereof) by the Company, the Employee or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including, without limitation, as a result of any contest by the Employee about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate. Included within such costs and expenses shall be the reasonable fees and expenses of counsel selected from time to time by the Employee as hereinabove provided, which fees and expenses shall be paid or reimbursed to the Employee by the Company on a regular, periodic basis upon presentation by the Employee of a statement or statements prepared by such counsel in accordance with its customary practices.  For the avoidance of doubt, the benefits provided to Employee in Section 19 are in addition to the indemnification and other benefits provided to Employee in Section 14.

Exhibit 10.1

IN WITNESS WHEREOF, the Parties have executed this Agreement on December 12, 2011, effective for all purposes as of the Effective Date.
THE SHAW GROUP INC.

By: /s/ Scott Trezise
Scott Trezise
Sr. Vice President, Human Resources

By: /s/ John Donofrio
John Donofrio
Executive Vice President and
General Counsel

EMPLOYEE:

/s/ J. M. Bernhard, Jr.
J.M. Bernhard, Jr.

Exhibit 10.1

EXHIBIT A

NONSOLICITATION AND NONCOMPETE AGREEMENT

This Nonsolicitation and Noncompete Agreement (“Agreement”) is made and entered into as of December __, 2011 (the “Effective Date”), between The Shaw Group Inc. (together with its affiliated companies (as contained in its most recent SEC filings), the “Company”) and J.M. Bernhard, Jr. (“Executive”).  The Company and Executive shall hereinafter be referred to collectively as the “Parties”.  Defined terms used in this Agreement but not defined in this Agreement shall have the respective meanings given such terms in the Employment Agreement (as hereinafter defined)

RECITALS

1.           The Company and Employee are parties to that certain Second Amended and Restated Employment Agreement dated effective of even date herewith (the “Employment Agreement”), pursuant to which the Company and Employee have agreed to employment of Executive with the Company, during which employment Executive shall perform those duties set forth in the Employment Agreement;

2.           As part of Executive’s duties and responsibilities, Executive will have access to confidential information of the Company and, by virtue of his employment with the Company, will have direct contact with and will establish personal relationships with various customers of the Company; and

3.           The Company and Executive recognize the Company’s need to protect the Company’s confidential and proprietary interest in the Company’s  business, business relationships, and the work product produced by Executive on behalf of the Company in the course of Executive’s employment; and

4.           As consideration, in part, for the Employment Agreement, Executive and the Company enter into this Agreement.

NOW, THEREFORE, Executive and the Company agree as follows:

AGREEMENT

Section 1.                      Company Property.  All personal property and equipment furnished to or prepared by Executive in the course of or incident to Executive’s employment belong to the Company and shall be promptly returned to the Company upon termination of Executive’s employment or at such other time as the Company may request.  Personal property includes, without limitation, all books, manuals, records, reports, notes, contracts, lists, and other documents, electronic files, and all other proprietary information relating to the business of the Company and/or its affiliates.  Following termination of employment, Executive will not retain any written or other tangible material containing any proprietary information of the Company.

Section 2.                      Non-Solicitation.  At all times during Executive’s employment and for two (2) years after the termination of Executive’s employment, Executive will not, directly or indirectly, either on Executive’s own account or jointly with or as a manager, agent, officer, employee, consultant, independent contractor, partner, joint venturer, owner, financier, shareholder, or otherwise on behalf of any other person, firm, or corporation, offer employment to, solicit, or attempt to solicit away from the Company or its affiliates any of their officers or employees or offer employment to any person who, during the six (6) months immediately preceding the date of such solicitation or offer, is or was an officer or employee of the Company or any of its affiliates.

Section 3.                      Covenant Not to Compete.  As a condition of employment and in consideration of the terms of the Employment Agreement pursuant to which this is being executed, Executive acknowledges and agrees to the following:

Exhibit 10.1

(a)
Executive acknowledges that he is intimately involved in the management of the Company, its expansion, and its acquisition or creation of affiliated companies.  Executive acknowledges and agrees that the business of the Company is providing engineering, construction, procurement, maintenance, environmental and infrastructure services,1 and pipe fabrication services, as more fully set forth on the Company’s Form 10-K dated October 30, 2008 (the “Form 10-K”).

(b)
Based on Executive’s high level in management of the Company and based on the knowledge, information, and experience that the Executive has gained and will gain through his management position in the Company and Executive’s ability to build a competing company engaging in some or all of the services provided by the Company, Executive acknowledges that the scope of this Agreement should be broad, both geographically and in the scope of conduct prohibited.

(c)
Executive acknowledges that the Company now conducts business and provides services throughout the United States to federal agencies, federally-owned facilities or federally-controlled political subdivisions, state and local governments and political subdivisions, and domestic and non-domestic commercial customers.  Executive acknowledges that as of the date of this Agreement, the Company delivers services through a network of over 180 locations, including approximately 22 international locations and approximately 22 fabrication and manufacturing facilities.  Executive acknowledges and agrees that at the time of signing this agreement, the Company conducts business in the geographic territory (the “Restricted Area”) set forth in Exhibit 1.  Executive agrees that the Company may periodically revise the Restricted Area to reflect any changes in the geographic territory in which the Company is conducting business.  Executive agrees that, as consideration for the Employment Agreement, Executive agrees to sign addenda to this agreement which update the Restricted Area to reflect geographic territories in which the Company conducts its business.  Executive agrees that the Company may periodically revise the description of the business of the Company to reflect changes in the Company’s business.  Executive also agrees that, as consideration for the Employment Agreement, Executive agrees to sign addenda to this Agreement which update the description of the business of the Company to coincide with the description of the business of the Company as set forth in the Company’s current Form 10-K.

(d)
Executive agrees that at all times during Executive’s employment with the Company and for the duration of the Post-Termination Non-Compete Term (defined in Section 3(e) below), Executive shall not, directly or indirectly, whether personally or through agents, associates, or co-workers, whether individually or in connection with any corporation, partnership, or other business entity, and whether as an employee, owner, partner, financier, joint venturer, shareholder, officer, manager, agent, independent contractor, consultant, or otherwise, establish, carry on, or engage in a business similar to that of the Company or any of its affiliates, in the Restricted Area, as defined in Exhibit 1, attached.  This prohibition includes, without limitation, that Executive will not perform the following in the Restricted Area:

1   Environmental and infrastructure services include the delivery of environmental restoration, regulatory compliance, facilities management, emergency response, and design and construction services, environmental consulting, engineering and construction services to private-sector and state and local government customers. These environmental services include complete life cycle management, construction management, operation and maintenance (O&M) services, and environmental services including emergency response and high hazard and toxic waste cleanups and on-site remedial activities site selection, permitting, design, build, operation, decontamination, demolition, remediation and redevelopment, identification of contaminants in soil, air and water and the subsequent design and execution of remedial solutions, project and facilities management and other related services for non-environmental construction, watershed restoration, emergency response services and outsourcing of privatization markets. These infrastructure services include program management, operations and maintenance solutions to support and enhance domestic and global land, water and air transportation systems, and commercial port and marine facilities.

Exhibit 10.1

(i)
Solicit or provide, directly or indirectly, engineering, construction, procurement, maintenance, Environmental, and pipe fabrication services, or any of these, to any persons or entities who are or were customers of the Company or any of its affiliates at any time prior to Executive’s separation from employment;

(ii)
Establish, own, become employed with, consult on business matters with, or participate in any way in a business engaged in engineering, construction, procurement maintenance, Environmental, and pipe fabrication services, or any of these, except to the extent that the Company or any of its affiliates do not provide the same type of services as such business provides; and

(iii)
Provide consulting services for, invest in, become employed by, or otherwise become associated from a business perspective with competitors of the Company or any of its affiliates, including but not limited to Jacobs Engineering Group Inc.; Fluor Corporation; URS Corporation; Halliburton; Turner Industries Group, L.L.C.; Bechtel Group, Inc.; KBR, Inc.; Chicago Bridge & Iron Company N.V.; CH2M Hill; Black & Veatch Corporation; Foster Wheeler Ltd.; and Washington Group International, Inc., or any of their respective subsidiaries, parent companies, affiliates, or successors.

This prohibition does not prohibit Executive from engaging in a business solely within an area or areas not contained in the Restricted Area, so long as that business does not provide in the Restricted Area the same or similar services or conduct the same or similar business as the Company or its affiliates.

(e)           For purposes of Section 3(d), the Post-Termination Non-Compete Term is as follows:

(i)
In the event of resignation for other than Good Reason (Section 7(a)(i) of the Employment Agreement) or termination by the Company for Misconduct (Section 7(a)(iii)(C) of the Employment Agreement), the non-compete term shall be two-years from the date of the Executive’s separation from employment with the Company.

(ii)
In the event of resignation due to Corporate Change (Section 7(a)(v) of the Employment Agreement) or for Good Reason (Section 7(a)(iv) of the Employment Agreement), or if Employee is terminated for other than Misconduct Or Disability (Section 7(a)(iii)(B) of the Employment Agreement), or due to Disability (Section 7(a)(iii)(D) of the Employment Agreement), the non-compete term shall be equal to the period of severance pay provided pursuant to the Employment Agreement, the period of any other applicable severance program of the Company, provided the payments pursuant to such program are made at a rate not less than the Executive’s Base Compensation as of the Date of Termination; or the pendency of any post-termination consulting agreement between the Executive and the Company, but in no event longer than two (2) years after Executive’s separation from employment with the Company.

(f)
Executive acknowledges that the business of the Company is extremely competitive in nature, that the remedy at law for any breach of this covenant will be inadequate, and that in the event of a breach the Company shall be entitled to injunctive relief and specific performance, as well as any and all other remedies at law or in equity to which the Company is entitled.  Executive acknowledges that the provisions contained in this Section 3 are reasonable and valid in all respects and are a reasonable and necessary protection of the legitimate interests of the Company and that any violation of these provisions would cause substantial injury to the Company.

Exhibit 10.1

Section 4.                   Miscellaneous Provisions.

(a)
Employment Rights.   This Agreement shall not be deemed to confer upon Executive any right to continue in the employ of the Company for any period or any right to continue employment at Executive’s present or any other rate of compensation.

(b)	Amendment. This Agreement may only be amended or modified in a writing executed by both the Company and Executive. No oral waivers or extensions shall be binding on the parties.

(c)
Waiver.  No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument signed by the Party charged with such waiver or estoppel.  No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any other act other than that specifically waived.

(d)
Injunctive Relief and Arbitration.  Executive and the Company each acknowledge that the provisions of Sections 2 and 3 are reasonable and necessary, that the damages that would be suffered as a result of a breach or threatened breach by Executive of Sections 2 and 3 may not be calculable, and that the award of a money judgment to the Company for such a breach or threatened breach thereof by Executive would be an inadequate remedy. Executive expressly consents and agrees that the Company may, in addition to any other available remedies that the Company may be entitled in law or in equity, enforce the provisions of Sections 2 and/or 3 by injunctive or other equitable relief, including a temporary and/or permanent injunction (without proving a breach thereof), to prevent unfair competition, the use and/or unauthorized disclosure of trade secrets or confidential information, and/or the unauthorized solicitation of the Company’s officers, employees, and customers.  The Company shall not be obligated to post bond or other security in seeking such relief.

(e)
Arbitration.  Executive and the Company agree that any dispute regarding the covenants herein and/or the validity of this Agreement and its addenda, if any, shall be resolved through arbitration as provided in Section 18 of the Employment Agreement.

(f)	Governing Law. This Agreement, and the rights and obligations of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Louisiana.

(g)
Assignment.   This Agreement may not be assigned by Executive, but may be assigned by the Company to any successor to its business and will inure to the benefit and be binding upon any such successor.  This Agreement shall be binding upon the Parties, together with their respective executors, administrators, personal representatives, and heirs, and, in the case of the Company, permitted successors and assigns.

(h)
Severability.  Each provision of this Agreement is intended to be severable.  If any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

(i)	Reformation.
  It is the intention of the Parties that if any court or arbitrator(s) shall determine that any provision of this Agreement, including the scope, duration, or geographical limit of any provision, is unenforceable, the provision in question and this Agreement shall not be invalidated but shall be deemed reformed or amended only to the extent necessary to render the provision and Agreement valid and enforceable.

(j)	Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

Exhibit 10.1

(k)
Consent.  Executive acknowledges that Executive has reviewed the provisions of this Agreement carefully and has been given an opportunity to ask questions of the Company.  Executive acknowledges that Executive has had ample opportunity to consult with an attorney of his choice prior to signing this Agreement and that Executive knowingly consents to the terms herein.

(l)
Integration.  Together with the Employment Agreement, this Agreement is an integration of the Parties’ agreement; no agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either Party, except those which are set forth expressly in this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of this ___ day of December, 2011.

COMPANY:                                                                                                EXECUTIVE:

The Shaw Group Inc.
                                           ______________________________
J.M. Bernhard, Jr.
___________________________________
Scott Trezise
Sr. Vice President, Human Resources

Exhibit 10.1

 EXHIBIT 1

RESTRICTED AREA

ALASKA

Aleutians East	Kenai Peninsula	Sitka
Aleutians West	Ketchikan Gateway	Skagway-Hoonah-Angoon
Anchorage	Kodiak Island	Southeast Fairbanks
Bethel	Lake and Peninsula	Valdez-Cordova
Bristol Bay	Matanuska-Susitna	Wade Hampton
Denali	Nome	Wrangell-Petersburg
Dillingham	North Slope	Yakutat
Fairbanks North Star	Northwest Arctic	Yukon-Koyukuk
Haines	Prince of Wales-Outer Ketchikan
Juneau

ALABAMA

Autauga	Butler	Clarke
Baldwin	Calhoun	Clay
Barbour	Chambers	Cleburne
Bibb	Cherokee	Coffee
Blount	Chilton	Colbert
Bullock	Choctaw	Conecuh

Coosa	Jackson	Perry
Covington	Jefferson	Pickens
Crenshaw	Lamar	Pike
Cullman	Lauderdale	Randolph
Dale	Lawrence	Russell
Dallas	Lee	St. Clair
De Kalb	Limestone	Shelby
Elmore	Lowndes	Sumter
Escambia	Macon	Talladega
Etowah	Madison	Tallapoosa
Fayette	Marengo	Tuscaloosa
Franklin	Marion	Walker
Geneva	Marshall	Washington
Greene	Mobile	Wilcox
Hale	Monroe	Winston
Henry	Montgomery
Houston	Morgan

ARIZONA

Apache	Greenlee	Pima
Cochise	La Paz	Pinal
Coconino	Maricopa	Santa Cruz
Gila	Mohave	Yavapai
Graham	Navajo	Yuma

ARKANSAS

Arkansas	Drew	Lonoke
Ashley	Faulkner	Madison
Baxter	Franklin	Marion
Benton	Fulton	Miller
Boone	Garland	Mississippi
Bradley	Grant	Monroe
Calhoun	Greene	Montgomery
Carroll	Hempstead	Nevada
Chicot	Hot Spring	Newton
Clark	Howard	Ouachita
Clay	Independence	Perry
Cleburne	Izard	Phillips
Cleveland	Jackson	Pike
Columbia	Jefferson	Poinsett
Conway	Johnson	Polk
Craighead	Lafayette	Pope
Crawford	Lawrence	Prairie
Crittenden	Lee	Pulaski
Cross	Lincoln	Randolph
Dallas	Little River	St. Francis
Desha	Logan	Saline

Scott	Sharp	Washington
Searcy	Stone	White
Sebastian	Union	Woodruff
Sevier	Van Buren	Yell

CALIFORNIA

Alameda	Lassen	San Benito
Alpine	Los Angeles	San Bernardino
Amador	Madera	San Diego
Butte	Marin	San Francisco
Calaveras	Mariposa	San Joaquin
Colusa	Mendocino	San Luis Obispo
Contra Costa	Merced	San Mateo
Del Norte	Modoc	Santa Barbara
El Dorado	Mono	Santa Clara
Fresno	Monterey	Santa Cruz
Glenn	Napa	Shasta
Humboldt	Nevada	Sierra
Imperial	Orange	Siskiyou
Inyo	Placer	Solano
Kern	Plumas	Sonoma
Kings	Riverside	Stanislaus
Lake	Sacramento	Sutter

Tehama	Tuolumne	Yuba
Trinity	Ventura
Tulare	Yolo

COLORADO

Adams	Eagle	Logan
Alamosa	Elbert	Mesa
Arapahoe	El Paso	Mineral
Archuleta	Fremont	Moffat
Baca	Garfield	Montezuma
Bent	Gilpin	Montrose
Boulder	Grand	Morgan
Broomfield	Gunnison	Otero
Chaffee	Hinsdale	Ouray
Cheyenne	Huerfano	Park
Clear Creek	Jackson	Phillips
Conejos	Jefferson	Pitkin
Costilla	Kiowa	Prowers
Crowley	Kit Carson	Pueblo
Custer	Lake	Rio Blanco
Delta	La Plata	Rio Grande
Denver	Larimer	Routt
Dolores	Las Animas	Saguache
Douglas	Lincoln	San Juan

San Miguel	Teller	Yuma
Sedgwick	Washington
Summit	Weld

CONNECTICUT

Fairfield	Middlesex	Tolland
Hartford	New Haven	Windham
Litchfield	New London

DISTRICT OF COLUMBIA

District of Columbia

DELAWARE

Kent
	New Castle	Sussex

FLORIDA

Alachua	Baker	Bay

Bradford	Hernando	Orange
Brevard	Highlands	Osceola
Broward	Hillsborough	Palm Beach
Calhoun	Holmes	Pasco
Charlotte	Indian River	Pinellas
Citrus	Jackson	Polk
Clay	Jefferson	Putnam
Collier	Lafayette	St. Johns
Columbia	Lake	St. Lucie
De Soto	Lee	Santa Rosa
Dixie	Leon	Sarasota
Duval	Levy	Seminole
Escambia	Liberty	Sumter
Flagler	Madison	Suwannee
Franklin	Manatee	Taylor
Gadsden	Marion	Union
Gilchrist	Martin	Volusia
Glades	Miami-Dade	Wakulla
Gulf	Monroe	Walton
Hamilton	Nassau	Washington
Hardee	Okaloosa
Hendry	Okeechobee

GEORGIA

Appling	Chatham	Early
Atkinson	Chattahoochee	Echols
Bacon	Chattooga	Effingham
Baker	Cherokee	Elbert
Baldwin	Clarke	Emanuel
Banks	Clay	Evans
Barrow	Clayton	Fannin
Bartow	Clinch	Fayette
Ben Hill	Cobb	Floyd
Berrien	Coffee	Forsyth
Bibb	Colquitt	Franklin
Bleckley	Columbia	Fulton
Brantley	Cook	Gilmer
Brooks	Coweta	Glascock
Bryan	Crawford	Glynn
Bulloch	Crisp	Gordon
Burke	Dade	Grady
Butts	Dawson	Greene
Calhoun	Decatur	Gwinnett
Camden	De Kalb	Habersham
Candler	Dodge	Hall
Carroll	Dooly	Hancock
Catoosa	Dougherty	Haralson
Charlton	Douglas	Harris

Hart	Marion	Schley
Heard	Meriwether	Screven
Henry	Miller	Seminole
Houston	Mitchell	Spalding
Irwin	Monroe	Stephens
Jackson	Montgomery	Stewart
Jasper	Morgan	Sumter
Jeff Davis	Murray	Talbot
Jefferson	Muscogee	Taliaferro
Jenkins	Newton	Tattnall
Johnson	Oconee	Taylor
Jones	Oglethorpe	Telfair
Lamar	Paulding	Terrell
Lanier	Peach	Thomas
Laurens	Pickens	Tift
Lee	Pierce	Toombs
Liberty	Pike	Towns
Lincoln	Polk	Treutlen
Long	Pulaski	Troup
Lowndes	Putnam	Turner
Lumpkin	Quitman	Twiggs
McDuffie	Rabun	Union
McIntosh	Randolph	Upson
Macon	Richmond	Walker
Madison	Rockdale	Walton

Ware	Webster	Wilcox
Warren	Wheeler	Wilkes
Washington	White	Wilkinson
Wayne	Whitfield	Worth

HAWAII

Hawaii	Kalawao	Maui
Honolulu	Kauai

IOWA

Adair	Butler	Clinton
Adams	Calhoun	Crawford
Allamakee	Carroll	Dallas
Appanoose	Cass	Davis
Audubon	Cedar	Decatur
Benton	Cerro Gordo	Delaware
Black Hawk	Cherokee	Des Moines
Boone	Chickasaw	Dickinson
Bremer	Clarke	Dubuque
Buchanan	Clay	Emmet
Buena Vista	Clayton	Fayette

Floyd	Lee	Pottawattamie
Franklin	Linn	Poweshiek
Fremont	Louisa	Ringgold
Greene	Lucas	Sac
Grundy	Lyon	Scott
Guthrie	Madison	Shelby
Hamilton	Mahaska	Sioux
Hancock	Marion	Story
Hardin	Marshall	Tama
Harrison	Mills	Taylor
Henry	Mitchell	Union
Howard	Monona	Van Buren
Humboldt	Monroe	Wapello
Ida	Montgomery	Warren
Iowa	Muscatine	Washington
Jackson	O'Brien	Wayne
Jasper	Osceola	Webster
Jefferson	Page	Winnebago
Johnson	Palo Alto	Winneshiek
Jones	Plymouth	Woodbury
Keokuk	Pocahontas	Worth
Kossuth	Polk	Wright

IDAHO

Ada	Cassia	Lewis
Adams	Clark	Lincoln
Bannock	Clearwater	Madison
Bear Lake	Custer	Minidoka
Benewah	Elmore	Nez Perce
Bingham	Franklin	Oneida
Blaine	Fremont	Owyhee
Boise	Gem	Payette
Bonner	Gooding	Power
Bonneville	Idaho	Shoshone
Boundary	Jefferson	Teton
Butte	Jerome	Twin Falls
Camas	Kootenai	Valley
Canyon	Latah	Washington
Caribou	Lemhi

ILLINOIS

Adams	Bureau	Christian
Alexander	Calhoun	Clark
Bond	Carroll	Clay
Boone	Cass	Clinton
Brown	Champaign	Coles

Cook	Jefferson	Mercer
Crawford	Jersey	Monroe
Cumberland	Jo Daviess	Montgomery
DeKalb	Johnson	Morgan
De Witt	Kane	Moultrie
Douglas	Kankakee	Ogle
DuPage	Kendall	Peoria
Edgar	Knox	Perry
Edwards	Lake	Piatt
Effingham	La Salle	Pike
Fayette	Lawrence	Pope
Ford	Lee	Pulaski
Franklin	Livingston	Putnam
Fulton	Logan	Randolph
Gallatin	McDonough	Richland
Greene	McHenry	Rock Island
Grundy	McLean	St. Clair
Hamilton	Macon	Saline
Hancock	Macoupin	Sangamon
Hardin	Madison	Schuyler
Henderson	Marion	Scott
Henry	Marshall	Shelby
Iroquois	Mason	Stark
Jackson	Massac	Stephenson
Jasper	Menard	Tazewell

Union	Washington	Will
Vermilion	Wayne	Williamson
Wabash	White	Winnebago
Warren	Whiteside	Woodford

INDIANA

Adams	Delaware	Huntington
Allen	Dubois	Jackson
Bartholomew	Elkhart	Jasper
Benton	Fayette	Jay
Blackford	Floyd	Jefferson
Boone	Fountain	Jennings
Brown	Franklin	Johnson
Carroll	Fulton	Knox
Cass	Gibson	Kosciusko
Clark	Grant	Lagrange
Clay	Greene	Lake
Clinton	Hamilton	La Porte
Crawford	Hancock	Lawrence
Daviess	Harrison	Madison
Dearborn	Hendricks	Marion
Decatur	Henry	Marshall
De Kalb	Howard	Martin

Miami	Pulaski	Tipton
Monroe	Putnam	Union
Montgomery	Randolph	Vanderburgh
Morgan	Ripley	Vermillion
Newton	Rush	Vigo
Noble	St. Joseph	Wabash
Ohio	Scott	Warren
Orange	Shelby	Warrick
Owen	Spencer	Washington
Parke	Starke	Wayne
Perry	Steuben	Wells
Pike	Sullivan	White
Porter	Switzerland	Whitley
Posey	Tippecanoe

KANSAS

Allen	Butler	Cloud
Anderson	Chase	Coffey
Atchison	Chautauqua	Comanche
Barber	Cherokee	Cowley
Barton	Cheyenne	Crawford
Bourbon	Clark	Decatur
Brown	Clay	Dickinson

Doniphan	Kearny	Ottawa
Douglas	Kingman	Pawnee
Edwards	Kiowa	Phillips
Elk	Labette	Pottawatomie
Ellis	Lane	Pratt
Ellsworth	Leavenworth	Rawlins
Finney	Lincoln	Reno
Ford	Linn	Republic
Franklin	Logan	Rice
Geary	Lyon	Riley
Gove	McPherson	Rooks
Graham	Marion	Rush
Grant	Marshall	Russell
Gray	Meade	Saline
Greeley	Miami	Scott
Greenwood	Mitchell	Sedgwick
Hamilton	Montgomery	Seward
Harper	Morris	Shawnee
Harvey	Morton	Sheridan
Haskell	Nemaha	Sherman
Hodgeman	Neosho	Smith
Jackson	Ness	Stafford
Jefferson	Norton	Stanton
Jewell	Osage	Stevens
Johnson	Osborne	Sumner

Thomas	Wallace	Wilson
Trego	Washington	Woodson
Wabaunsee	Wichita	Wyandotte

KENTUCKY

Adair	Campbell	Franklin
Allen	Carlisle	Fulton
Anderson	Carroll	Gallatin
Ballard	Carter	Garrard
Barren	Casey	Grant
Bath	Christian	Graves
Bell	Clark	Grayson
Boone	Clay	Green
Bourbon	Clinton	Greenup
Boyd	Crittenden	Hancock
Boyle	Cumberland	Hardin
Bracken	Daviess	Harlan
Breathitt	Edmonson	Harrison
Breckinridge	Elliott	Hart
Bullitt	Estill	Henderson
Butler	Fayette	Henry
Caldwell	Fleming	Hickman
Calloway	Floyd	Hopkins

Jackson	Magoffin	Powell
Jefferson	Marion	Pulaski
Jessamine	Marshall	Robertson
Johnson	Martin	Rockcastle
Kenton	Mason	Rowan
Knott	Meade	Russell
Knox	Menifee	Scott
Larue	Mercer	Shelby
Laurel	Metcalfe	Simpson
Lawrence	Monroe	Spencer
Lee	Montgomery	Taylor
Leslie	Morgan	Todd
Letcher	Muhlenberg	Trigg
Lewis	Nelson	Trimble
Lincoln	Nicholas	Union
Livingston	Ohio	Warren
Logan	Oldham	Washington
Lyon	Owen	Wayne
McCracken	Owsley	Webster
McCreary	Pendleton	Whitley
McLean	Perry	Wolfe
Madison	Pike	Woodford

LOUISIANA

Acadia	Iberia	St. Charles
Allen	Iberville	St. Helena
Ascension	Jackson	St. James
Assumption	Jefferson	St. John the Baptist
Avoyelles	Jefferson Davis	St. Landry
Beauregard	Lafayette	St. Martin
Bienville	Lafourche	St. Mary
Bossier	La Salle	St. Tammany
Caddo	Lincoln	Tangipahoa
Calcasieu	Livingston	Tensas
Caldwell	Madison	Terrebonne
Cameron	Morehouse	Union
Catahoula	Natchitoches	Vermilion
Claiborne	Orleans	Vernon
Concordia	Ouachita	Washington
De Soto	Plaquemines	Webster
East Baton Rouge	Pointe Coupee	West Baton Rouge
East Carroll	Rapides	West Carroll
East Feliciana	Red River	West Feliciana
Evangeline	Richland	Winn
Franklin	Sabine
Grant	St. Bernard

MASSACHUSETTS

Barnstable	Franklin	Norfolk
Berkshire	Hampden	Plymouth
Bristol	Hampshire	Suffolk
Dukes	Middlesex	Worcester
Essex	Nantucket

MARYLAND

Allegany	Dorchester	Queen Anne's
Anne Arundel	Frederick	St. Mary's
Baltimore	Garrett	Somerset
Calvert	Harford	Talbot
Caroline	Howard	Washington
Carroll	Kent	Wicomico
Cecil	Montgomery	Worcester
Charles	Prince George's	Baltimore City

MAINE

Androscoggin	Cumberland	Hancock
Aroostook	Franklin	Kennebec

Knox	Piscataquis	Washington
Lincoln	Sagadahoc	York
Oxford	Somerset
Penobscot	Waldo

MICHIGAN

Alcona	Clare	Iosco
Alger	Clinton	Iron
Allegan	Crawford	Isabella
Alpena	Delta	Jackson
Antrim	Dickinson	Kalamazoo
Arenac	Eaton	Kalkaska
Baraga	Emmet	Kent
Barry	Genesee	Keweenaw
Bay	Gladwin	Lake
Benzie	Gogebic	Lapeer
Berrien	Grand Traverse	Leelanau
Branch	Gratiot	Lenawee
Calhoun	Hillsdale	Livingston
Cass	Houghton	Luce
Charlevoix	Huron	Mackinac
Cheboygan	Ingham	Macomb
Chippewa	Ionia	Manistee

Marquette	Oakland	St. Clair
Mason	Oceana	St. Joseph
Mecosta	Ogemaw	Sanilac
Menominee	Ontonagon	Schoolcraft
Midland	Osceola	Shiawassee
Missaukee	Oscoda	Tuscola
Monroe	Otsego	Van Buren
Montcalm	Ottawa	Washtenaw
Montmorency	Presque Isle	Wayne
Muskegon	Roscommon	Wexford
Newaygo	Saginaw

MINNESOTA

Aitkin	Cass	Douglas
Anoka	Chippewa	Faribault
Becker	Chisago	Fillmore
Beltrami	Clay	Freeborn
Benton	Clearwater	Goodhue
Big Stone	Cook	Grant
Blue Earth	Cottonwood	Hennepin
Brown	Crow Wing	Houston
Carlton	Dakota	Hubbard
Carver	Dodge	Isanti

Itasca	Mower	St. Louis
Jackson	Murray	Scott
Kanabec	Nicollet	Sherburne
Kandiyohi	Nobles	Sibley
Kittson	Norman	Stearns
Koochiching	Olmsted	Steele
Lac qui Parle	Otter Tail	Stevens
Lake	Pennington	Swift
Lake of the Woods	Pine	Todd
Le Sueur	Pipestone	Traverse
Lincoln	Polk	Wabasha
Lyon	Pope	Wadena
McLeod	Ramsey	Waseca
Mahnomen	Red Lake	Washington
Marshall	Redwood	Watonwan
Martin	Renville	Wilkin
Meeker	Rice	Winona
Mille Lacs	Rock	Wright
Morrison	Roseau	Yellow Medicine

MISSOURI

Adair	Atchison	Barry
Andrew	Audrain	Barton

Bates	De Kalb	Lincoln
Benton	Dent	Linn
Bollinger	Douglas	Livingston
Boone	Dunklin	McDonald
Buchanan	Franklin	Macon
Butler	Gasconade	Madison
Caldwell	Gentry	Maries
Callaway	Greene	Marion
Camden	Grundy	Mercer
Cape Girardeau	Harrison	Miller
Carroll	Henry	Mississippi
Carter	Hickory	Moniteau
Cass	Holt	Monroe
Cedar	Howard	Montgomery
Chariton	Howell	Morgan
Christian	Iron	New Madrid
Clark	Jackson	Newton
Clay	Jasper	Nodaway
Clinton	Jefferson	Oregon
Cole	Johnson	Osage
Cooper	Knox	Ozark
Crawford	Laclede	Pemiscot
Dade	Lafayette	Perry
Dallas	Lawrence	Pettis
Daviess	Lewis	Phelps

Pike	Ste. Genevieve	Taney
Platte	St. Francois	Texas
Polk	St. Louis	Vernon
Pulaski	Saline	Warren
Putnam	Schuyler	Washington
Ralls	Scotland	Wayne
Randolph	Scott	Webster
Ray	Shannon	Worth
Reynolds	Shelby	Wright
Ripley	Stoddard	St. Louis City
St. Charles	Stone
St. Clair	Sullivan

MISSISSIPPI

Adams	Choctaw	Franklin
Alcorn	Claiborne	George
Amite	Clarke	Greene
Attala	Clay	Grenada
Benton	Coahoma	Hancock
Bolivar	Copiah	Harrison
Calhoun	Covington	Hinds
Carroll	DeSoto	Holmes
Chickasaw	Forrest	Humphreys

Issaquena	Marshall	Stone
Itawamba	Monroe	Sunflower
Jackson	Montgomery	Tallahatchie
Jasper	Neshoba	Tate
Jefferson	Newton	Tippah
Jefferson Davis	Noxubee	Tishomingo
Jones	Oktibbeha	Tunica
Kemper	Panola	Union
Lafayette	Pearl River	Walthall
Lamar	Perry	Warren
Lauderdale	Pike	Washington
Lawrence	Pontotoc	Wayne
Leake	Prentiss	Webster
Lee	Quitman	Wilkinson
Leflore	Rankin	Winston
Lincoln	Scott	Yalobusha
Lowndes	Sharkey	Yazoo
Madison	Simpson
Marion	Smith

MONTANA

Beaverhead	Blaine	Carbon
Big Horn	Broadwater	Carter

Cascade	Lake	Ravalli
Chouteau	Lewis and Clark	Richland
Custer	Liberty	Roosevelt
Daniels	Lincoln	Rosebud
Dawson	McCone	Sanders
Deer Lodge	Madison	Sheridan
Fallon	Meagher	Silver Bow
Fergus	Mineral	Stillwater
Flathead	Missoula	Sweet Grass
Gallatin	Musselshell	Teton
Garfield	Park	Toole
Glacier	Petroleum	Treasure
Golden Valley	Phillips	Valley
Granite	Pondera	Wheatland
Hill	Powder River	Wibaux
Jefferson	Powell	Yellowstone
Judith Basin	Prairie	Yellowstone National Park

NORTH CAROLINA

Alamance	Ashe	Bladen
Alexander	Avery	Brunswick
Alleghany	Beaufort	Buncombe
Anson	Bertie	Burke

Cabarrus	Graham	Moore
Caldwell	Granville	Nash
Camden	Greene	New Hanover
Carteret	Guilford	Northampton
Caswell	Halifax	Onslow
Catawba	Harnett	Orange
Chatham	Haywood	Pamlico
Cherokee	Henderson	Pasquotank
Chowan	Hertford	Pender
Clay	Hoke	Perquimans
Cleveland	Hyde	Person
Columbus	Iredell	Pitt
Craven	Jackson	Polk
Cumberland	Johnston	Randolph
Currituck	Jones	Richmond
Dare	Lee	Robeson
Davidson	Lenoir	Rockingham
Davie	Lincoln	Rowan
Duplin	McDowell	Rutherford
Durham	Macon	Sampson
Edgecombe	Madison	Scotland
Forsyth	Martin	Stanly
Franklin	Mecklenburg	Stokes
Gaston	Mitchell	Surry
Gates	Montgomery	Swain

Transylvania	Warren	Wilson
Tyrrell	Washington	Yadkin
Union	Watauga	Yancey
Vance	Wayne
Wake	Wilkes

NORTH DAKOTA

Adams	Golden Valley	Oliver
Barnes	Grand Forks	Pembina
Benson	Grant	Pierce
Billings	Griggs	Ramsey
Bottineau	Hettinger	Ransom
Bowman	Kidder	Renville
Burke	La Moure	Richland
Burleigh	Logan	Rolette
Cass	McHenry	Sargent
Cavalier	McIntosh	Sheridan
Dickey	McKenzie	Sioux
Divide	McLean	Slope
Dunn	Mercer	Stark
Eddy	Morton	Steele
Emmons	Mountrail	Stutsman
Foster	Nelson	Towner

Traill	Ward	Williams
Walsh	Wells

NEBRASKA

Adams	Cuming	Greeley
Antelope	Custer	Hall
Arthur	Dakota	Hamilton
Banner	Dawes	Harlan
Blaine	Dawson	Hayes
Boone	Deuel	Hitchcock
Box Butte	Dixon	Holt
Boyd	Dodge	Hooker
Brown	Douglas	Howard
Buffalo	Dundy	Jefferson
Burt	Fillmore	Johnson
Butler	Franklin	Kearney
Cass	Frontier	Keith
Cedar	Furnas	Keya Paha
Chase	Gage	Kimball
Cherry	Garden	Knox
Cheyenne	Garfield	Lancaster
Clay	Gosper	Lincoln
Colfax	Grant	Logan

Loup	Pierce	Sherman
McPherson	Platte	Sioux
Madison	Polk	Stanton
Merrick	Red Willow	Thayer
Morrill	Richardson	Thomas
Nance	Rock	Thurston
Nemaha	Saline	Valley
Nuckolls	Sarpy	Washington
Otoe	Saunders	Wayne
Pawnee	Scotts Bluff	Webster
Perkins	Seward	Wheeler
Phelps	Sheridan	York

NEW HAMPSHIRE

Belknap	Grafton	Strafford
Carroll	Hillsborough	Sullivan
Cheshire	Merrimack
Coos	Rockingham

NEW JERSEY

Atlantic	Bergen	Burlington

Camden	Hunterdon	Passaic
Cape May	Mercer	Salem
Cumberland	Middlesex	Somerset
Essex	Monmouth	Sussex
Gloucester	Morris	Union
Hudson	Ocean	Warren

NEW MEXICO

Bernalillo	Harding	Roosevelt
Catron	Hidalgo	Sandoval
Chaves	Lea	San Juan
Cibola	Lincoln	San Miguel
Colfax	Los Alamos	Santa Fe
Curry	Luna	Sierra
De Baca	McKinley	Socorro
Dona Ana	Mora	Taos
Eddy	Otero	Torrance
Grant	Quay	Union
Guadalupe	Rio Arriba	Valencia

NEVADA

Churchill	Humboldt	Pershing
Clark	Lander	Storey
Douglas	Lincoln	Washoe
Elko	Lyon	White Pine
Esmeralda	Mineral	Carson City
Eureka	Nye

NEW YORK

Albany	Essex	New York
Allegany	Franklin	Niagara
Bronx	Fulton	Oneida
Broome	Genesee	Onondaga
Cattaraugus	Greene	Ontario
Cayuga	Hamilton	Orange
Chautauqua	Herkimer	Orleans
Chemung	Jefferson	Oswego
Chenango	Kings	Otsego
Clinton	Lewis	Putnam
Columbia	Livingston	Queens
Cortland	Madison	Rensselaer
Delaware	Monroe	Richmond
Dutchess	Montgomery	Rockland
Erie	Nassau	St. Lawrence

Saratoga	Suffolk	Washington
Schenectady	Sullivan	Wayne
Schoharie	Tioga	Westchester
Schuyler	Tompkins	Wyoming
Seneca	Ulster	Yates
Steuben	Warren

OHIO

Adams	Columbiana	Greene
Allen	Coshocton	Guernsey
Ashland	Crawford	Hamilton
Ashtabula	Cuyahoga	Hancock
Athens	Darke	Hardin
Auglaize	Defiance	Harrison
Belmont	Delaware	Henry
Brown	Erie	Highland
Butler	Fairfield	Hocking
Carroll	Fayette	Holmes
Champaign	Franklin	Huron
Clark	Fulton	Jackson
Clermont	Gallia	Jefferson
Clinton	Geauga	Knox

Lake	Morrow	Shelby
Lawrence	Muskingum	Stark
Licking	Noble	Summit
Logan	Ottawa	Trumbull
Lorain	Paulding	Tuscarawas
Lucas	Perry	Union
Madison	Pickaway	Van Wert
Mahoning	Pike	Vinton
Marion	Portage	Warren
Medina	Preble	Washington
Meigs	Putnam	Wayne
Mercer	Richland	Williams
Miami	Ross	Wood
Monroe	Sandusky	Wyandot
Montgomery	Scioto
Morgan	Seneca

OKLAHOMA

Adair	Blaine	Cherokee
Alfalfa	Bryan	Choctaw
Atoka	Caddo	Cimarron
Beaver	Canadian	Cleveland
Beckham	Carter	Coal

Comanche	Kingfisher	Ottawa
Cotton	Kiowa	Pawnee
Craig	Latimer	Payne
Creek	Le Flore	Pittsburg
Custer	Lincoln	Pontotoc
Delaware	Logan	Pottawatomie
Dewey	Love	Pushmataha
Ellis	McClain	Roger Mills
Garfield	McCurtain	Rogers
Garvin	McIntosh	Seminole
Grady	Major	Sequoyah
Grant	Marshall	Stephens
Greer	Mayes	Texas
Harmon	Murray	Tillman
Harper	Muskogee	Tulsa
Haskell	Noble	Wagoner
Hughes	Nowata	Washington
Jackson	Okfuskee	Washita
Jefferson	Oklahoma	Woods
Johnston	Okmulgee	Woodward
Kay	Osage

OREGON

Baker	Harney	Morrow
Benton	Hood River	Multnomah
Clackamas	Jackson	Polk
Clatsop	Jefferson	Sherman
Columbia	Josephine	Tillamook
Coos	Klamath	Umatilla
Crook	Lake	Union
Curry	Lane	Wallowa
Deschutes	Lincoln	Wasco
Douglas	Linn	Washington
Gilliam	Malheur	Wheeler
Grant	Marion	Yamhill

PENNSYLVANIA

Adams	Butler	Columbia
Allegheny	Cambria	Crawford
Armstrong	Cameron	Cumberland
Beaver	Carbon	Dauphin
Bedford	Centre	Delaware
Berks	Chester	Elk
Blair	Clarion	Erie
Bradford	Clearfield	Fayette
Bucks	Clinton	Forest

Franklin	McKean	Somerset
Fulton	Mercer	Sullivan
Greene	Mifflin	Susquehanna
Huntingdon	Monroe	Tioga
Indiana	Montgomery	Union
Jefferson	Montour	Venango
Juniata	Northampton	Warren
Lackawanna	Northumberland	Washington
Lancaster	Perry	Wayne
Lawrence	Philadelphia	Westmoreland
Lebanon	Pike	Wyoming
Lehigh	Potter	York
Luzerne	Schuylkill
Lycoming	Snyder

RHODE ISLAND

Bristol	Newport	Washington
Kent	Providence

SOUTH CAROLINA

Abbeville	Aiken	Allendale

Anderson	Edgefield	Marion
Bamberg	Fairfield	Marlboro
Barnwell	Florence	Newberry
Beaufort	Georgetown	Oconee
Berkeley	Greenville	Orangeburg
Calhoun	Greenwood	Pickens
Charleston	Hampton	Richland
Cherokee	Horry	Saluda
Chester	Jasper	Spartanburg
Chesterfield	Kershaw	Sumter
Clarendon	Lancaster	Union
Colleton	Laurens	Williamsburg
Darlington	Lee	York
Dillon	Lexington
Dorchester	McCormick

SOUTH DAKOTA

Aurora	Brule	Clay
Beadle	Buffalo	Codington
Bennett	Butte	Corson
Bon Homme	Campbell	Custer
Brookings	Charles Mix	Davison
Brown	Clark	Day

Deuel	Jackson	Pennington
Dewey	Jerauld	Perkins
Douglas	Jones	Potter
Edmunds	Kingsbury	Roberts
Fall River	Lake	Sanborn
Faulk	Lawrence	Shannon
Grant	Lincoln	Spink
Gregory	Lyman	Stanley
Haakon	McCook	Sully
Hamlin	McPherson	Todd
Hand	Marshall	Tripp
Hanson	Meade	Turner
Harding	Mellette	Union
Hughes	Miner	Walworth
Hutchinson	Minnehaha	Yankton
Hyde	Moody	Ziebach

TENNESSEE

Anderson	Bradley	Cheatham
Bedford	Campbell	Chester
Benton	Cannon	Claiborne
Bledsoe	Carroll	Clay
Blount	Carter	Cocke

Coffee	Hickman	Obion
Crockett	Houston	Overton
Cumberland	Humphreys	Perry
Davidson	Jackson	Pickett
Decatur	Jefferson	Polk
DeKalb	Johnson	Putnam
Dickson	Knox	Rhea
Dyer	Lake	Roane
Fayette	Lauderdale	Robertson
Fentress	Lawrence	Rutherford
Franklin	Lewis	Scott
Gibson	Lincoln	Sequatchie
Giles	Loudon	Sevier
Grainger	McMinn	Shelby
Greene	McNairy	Smith
Grundy	Macon	Stewart
Hamblen	Madison	Sullivan
Hamilton	Marion	Sumner
Hancock	Marshall	Tipton
Hardeman	Maury	Trousdale
Hardin	Meigs	Unicoi
Hawkins	Monroe	Union
Haywood	Montgomery	Van Buren
Henderson	Moore	Warren
Henry	Morgan	Washington

Wayne	White	Wilson
Weakley	Williamson

TEXAS

Anderson	Brazoria	Clay
Andrews	Brazos	Cochran
Angelina	Brewster	Coke
Aransas	Briscoe	Coleman
Archer	Brooks	Collin
Armstrong	Brown	Collingsworth
Atascosa	Burleson	Colorado
Austin	Burnet	Comal
Bailey	Caldwell	Comanche
Bandera	Calhoun	Concho
Bastrop	Callahan	Cooke
Baylor	Cameron	Coryell
Bee	Camp	Cottle
Bell	Carson	Crane
Bexar	Cass	Crockett
Blanco	Castro	Crosby
Borden	Chambers	Culberson
Bosque	Cherokee	Dallam
Bowie	Childress	Dallas

Dawson	Gaines	Hidalgo
Deaf Smith	Galveston	Hill
Delta	Garza	Hockley
Denton	Gillespie	Hood
De Witt	Glasscock	Hopkins
Dickens	Goliad	Houston
Dimmit	Gonzales	Howard
Donley	Gray	Hudspeth
Duval	Grayson	Hunt
Eastland	Gregg	Hutchinson
Ector	Grimes	Irion
Edwards	Guadalupe	Jack
Ellis	Hale	Jackson
El Paso	Hall	Jasper
Erath	Hamilton	Jeff Davis
Falls	Hansford	Jefferson
Fannin	Hardeman	Jim Hogg
Fayette	Hardin	Jim Wells
Fisher	Harris	Johnson
Floyd	Harrison	Jones
Foard	Hartley	Karnes
Fort Bend	Haskell	Kaufman
Franklin	Hays	Kendall
Freestone	Hemphill	Kenedy
Frio	Henderson	Kent

Kerr	Marion	Panola
Kimble	Martin	Parker
King	Mason	Parmer
Kinney	Matagorda	Pecos
Kleberg	Maverick	Polk
Knox	Medina	Potter
Lamar	Menard	Presidio
Lamb	Midland	Rains
Lampasas	Milam	Randall
La Salle	Mills	Reagan
Lavaca	Mitchell	Real
Lee	Montague	Red River
Leon	Montgomery	Reeves
Liberty	Moore	Refugio
Limestone	Morris	Roberts
Lipscomb	Motley	Robertson
Live Oak	Nacogdoches	Rockwall
Llano	Navarro	Runnels
Loving	Newton	Rusk
Lubbock	Nolan	Sabine
Lynn	Nueces	San Augustine
McCulloch	Ochiltree	San Jacinto
McLennan	Oldham	San Patricio
McMullen	Orange	San Saba
Madison	Palo Pinto	Schleicher

Scurry	Throckmorton	Webb
Shackelford	Titus	Wharton
Shelby	Tom Green	Wheeler
Sherman	Travis	Wichita
Smith	Trinity	Wilbarger
Somervell	Tyler	Willacy
Starr	Upshur	Williamson
Stephens	Upton	Wilson
Sterling	Uvalde	Winkler
Stonewall	Val Verde	Wise
Sutton	Van Zandt	Wood
Swisher	Victoria	Yoakum
Tarrant	Walker	Young
Taylor	Waller	Zapata
Terrell	Ward	Zavala
Terry	Washington

UTAH

Beaver	Davis	Iron
Box Elder	Duchesne	Juab
Cache	Emery	Kane
Carbon	Garfield	Millard
Daggett	Grand	Morgan

Piute	Sevier	Wasatch
Rich	Summit	Washington
Salt Lake	Tooele	Wayne
San Juan	Uintah	Weber
Sanpete	Utah

VERMONT

Addison	Franklin	Rutland
Bennington	Grand Isle	Washington
Caledonia	Lamoille	Windham
Chittenden	Orange	Windsor
Essex	Orleans

VIRGINIA

Accomack	Bedford	Charles City
Albemarle	Bland	Charlotte
Alleghany	Botetourt	Chesterfield
Amelia	Brunswick	Clarke
Amherst	Buchanan	Craig
Appomattox	Buckingham	Culpeper
Arlington	Campbell	Cumberland
Augusta	Caroline	Dickenson
Bath	Carroll	Dinwiddie

Essex	Lancaster	Pulaski
Fairfax	Lee	Rappahannock
Fauquier	Loudoun	Richmond
Floyd	Louisa	Roanoke
Fluvanna	Lunenburg	Rockbridge
Franklin	Madison	Rockingham
Frederick	Mathews	Russell
Giles	Mecklenburg	Scott
Gloucester	Middlesex	Shenandoah
Goochland	Montgomery	Smyth
Grayson	Nelson	Southampton
Greene	New Kent	Spotsylvania
Greensville	Northampton	Stafford
Halifax	Northumberland	Surry
Hanover	Nottoway	Sussex
Henrico	Orange	Tazewell
Henry	Page	Warren
Highland	Patrick	Washington
Isle of Wight	Pittsylvania	Westmoreland
James City	Powhatan	Wise
King and Queen	Prince Edward	Wythe
King George	Prince George	York
King William	Prince William

Alexandria	Bedford	Bristol

Buena Vista	Hampton	Portsmouth
Charlottesville	Harrisonburg	Radford
Chesapeake	Hopewell	Richmond
Clifton Forge	Lexington	Roanoke
Colonial Heights	Lynchburg	Salem
Covington	Manassas	South Boston
Danville	Manassas Park	Staunton
Emporia	Martinsville	Suffolk
Fairfax	Newport News	Virginia Beach
Falls Church	Norfolk	Waynesboro
Franklin	Norton	Williamsburg
Fredericksburg	Petersburg	Winchester
Galax	Poquoson

WASHINGTON

Adams	Douglas	King
Asotin	Ferry	Kitsap
Benton	Franklin	Kittitas
Chelan	Garfield	Klickitat
Clallam	Grant	Lewis
Clark	Grays Harbor	Lincoln
Columbia	Island	Mason
Cowlitz	Jefferson	Okanogan

Pacific	Skamania	Wahkiakum
Pend Oreille	Snohomish	Walla Walla
Pierce	Spokane	Whatcom
San Juan	Stevens	Whitman
Skagit	Thurston	Yakima

WEST VIRGINIA

Barbour	Harrison	Morgan
Berkeley	Jackson	Nicholas
Boone	Jefferson	Ohio
Braxton	Kanawha	Pendleton
Brooke	Lewis	Pleasants
Cabell	Lincoln	Pocahontas
Calhoun	Logan	Preston
Clay	McDowell	Putnam
Doddridge	Marion	Raleigh
Fayette	Marshall	Randolph
Gilmer	Mason	Ritchie
Grant	Mercer	Roane
Greenbrier	Mineral	Summers
Hampshire	Mingo	Taylor
Hancock	Monongalia	Tucker
Hardy	Monroe	Tyler

Upshur	Wetzel	Wyoming
Wayne	Wirt
Webster	Wood

WISCONSIN

Adams	Florence	Marathon
Ashland	Fond du Lac	Marinette
Barron	Forest	Marquette
Bayfield	Grant	Menominee
Brown	Green	Milwaukee
Buffalo	Green Lake	Monroe
Burnett	Iowa	Oconto
Calumet	Iron	Oneida
Chippewa	Jackson	Outagamie
Clark	Jefferson	Ozaukee
Columbia	Juneau	Pepin
Crawford	Kenosha	Pierce
Dane	Kewaunee	Polk
Dodge	La Crosse	Portage
Door	Lafayette	Price
Douglas	Langlade	Racine
Dunn	Lincoln	Richland
Eau Claire	Manitowoc	Rock

Rusk	Taylor	Washington
St. Croix	Trempealeau	Waukesha
Sauk	Vernon	Waupaca
Sawyer	Vilas	Waushara
Shawano	Walworth	Winnebago
Sheboygan	Washburn	Wood

WYOMING

Albany	Hot Springs	Sheridan
Big Horn	Johnson	Sublette
Campbell	Laramie	Sweetwater
Carbon	Lincoln	Teton
Converse	Natrona	Uinta
Crook	Niobrara	Washakie
Fremont	Park	Weston
Goshen	Platte